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                                  March 14, 2000


Board of Directors
busybox.com, inc.
1900 Avenue of the Stars
Suite 680
Century City, California 90067

     Re: busybox.com, inc.
         SB-2 Registration Statement, and related Prospectus
         File No. 333-80315

Dear Sirs/Madam:

     As counsel to busybox.com, inc. ("Registrant"), a Delaware corporation, in connection with the above-referenced SB-2 Registration Statement, and related Prospectus ("Registration Statement"), relating to the registration of 2,000,000 shares of common stock, $.01 par value per share, and 2,000,000 redeemable common stock purchase warrants, I have examined the Certificate of Incorporation and By-laws of the Registrant, and such other documents as I have deemed relevant and material. Based on the foregoing, and certain representations of the officers, directors, representatives and securityholders of the Registrant, it is the opinion of this office that:

     1. The Registrant has been duly organized and is validly existing and in good standing in the State of Delaware, the jurisdiction of its incorporation.

     2. The aforementioned securities to be registered pursuant to the Registration Statement have been duly and validly authorized by the requisite corporate action in accordance with the general requirements of Delaware corporation law.

     3. When, as and if the aforementioned securities are delivered against payment in accordance with the Registration Statement, and related Prospectus, such securities will be validly authorized and issued, fully paid and nonassessable in accordance with the general requirements of Delaware corporation law.

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Board of Directors
March 14, 2000
Page 2


     4. The securities issued by the Registrant in September, October and December 1999 and February 2000, aggregating $4,950,000, were issued pursuant to available exemptions under the federal securities laws.

     This opinion is given as of the date hereof and is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon and relies upon the current status of the law and in all respects is subject to and may be limited by future enactments of law and by developing case law. I express no opinion as to the effect which any amendments, changes or modifications to any laws may have upon the facts and circumstances herein, and I assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in laws which may hereafter occur. The foregoing opinions are legal opinions only and do not constitute a guarantee or warranty of the matters discussed herein.

     This letter contains opinion work product of legal counsel based in part on confidential communications between the Registrant and its counsel, which may be subject to the attorney work product doctrine and the attorney-client privilege. Neither the Registrant nor this office intends to waive the protection of the attorney work product doctrine or the attorney-client privilege with respect to any information contained in this letter or any of the files we maintain relating to the Registrant. The information and opinions contained herein are provided exclusively to the Registrant for the limited purpose of disclosing certain relevant and material matters of the Registrant as they relate to the Registration Statement, and this letter may not be disclosed to third parties without the express consent of the Registrant and this office.

                                         Very truly yours,

                                         /s/

                                         Thomas T. Prousalis, Jr.

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